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                                                                  Exhibit 32.1



                           SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of FirstMerit Corporation (the "Corporation"), hereby certifies that the Corporation's Form 10-Q for the fiscal quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: August 13, 2003                           By: /s/ John R. Cochran
                                                     Chairman and Chief
                                                     Executive Officer


                                                 By: /s/ Terrence E. Bischel
                                                     Executive Vice President
                                                     and Chief Financial Officer

A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.